CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Rich Pharmaceuticals, Inc.

As independent registered public accountants, we hereby consent to the use of our audit report dated September 17, 2015 with respect to the financial statements of Rich Pharmaceuticals, Inc. in its registration statement Form S-1/A. We also consent to the reference of our firm under the caption “interest of named experts and counsel” in the registration statement.

/s/ KLJ & Associates, LLP

Edina, MN

October 6, 2015